                   SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549

                               FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 21, 1998
                                                    ----------------

                       H. F. Ahmanson & Company
          --------------------------------------------------
          (Exact name of registrant as specified in charter)


          Delaware            1-8930               95-0479700
      ---------------      ------------        -------------------
      (State or other      (Commission           (IRS employer
      jurisdiction of      file number)        identification no.)
      incorporation)


      4900 Rivergrade Road, Irwindale, California          91706
      -------------------------------------------        ----------
       (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code    (626) 960-6311
                                                      ---------------

                            Not applicable
                        ----------------------
       (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

      On July 21, 1998, H. F. Ahmanson & Company (the "Company"), issued a press release reporting its results of operations during the quarter and six months ended June 30, 1998.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

      99.1 Press release dated July 21, 1998 reporting results of operations during the quarter and six months ended June 30, 1998.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July 21, 1998

                                        H. F. AHMANSON & COMPANY

                                         /s/ George Miranda
                                        ----------------------------
                                        George Miranda
                                        First Vice President and
                                        Principal Accounting Officer

H. F. AHMANSON & COMPANY
4900 Rivergrade Road
Irwindale, California  91706       HOME SAVINGS OF AMERICA
                                   SAVINGS OF AMERICA             NEWS

FOR IMMEDIATE RELEASE                       CONTACTS:
---------------------
                                               MEDIA:  MARY TRIGG
                                                       (626) 814-7922
                                            INVESTOR:  STEVE SWARTZ
                                                       (626) 814-7986


              AHMANSON REPORTS EARNINGS PER SHARE OF $1.12
                     - Lending Volume Increases -
 - Nonperforming Assets Decline $59.0 Million; Credit Costs Lowest in
                           Over 10 Years -

     Irwindale, CA, July 21, 1998 -- H. F. Ahmanson & Company, (NYSE:AHM), parent company of Home Savings of America, today reported second quarter 1998 net income of $137.3 million, a 19% increase compared to the $115.7 million in the second quarter of 1997 and a 20% increase compared to the $114.3 million in the first quarter of 1998. On a diluted share basis, second quarter 1998 net income was $1.12, 11% above the $1.01 per share in the second quarter of 1997 and 15% above the $0.97 per share in the first quarter of 1998. Strong second quarter 1998 results reflect higher net interest income, higher fee income, lower credit costs and lower expenses. In addition, loans funded in the second quarter of 1998 increased to $2.9 billion, up 31% from 1998's first quarter and 113% from the second quarter of 1997.

     Results for the second quarter of 1997 include an after-tax gain of $24.6 million, or $0.22 per diluted share, on the sale of the company's deposit branch system on the West Coast of Florida (the West Florida gain), and a net after-tax cost of $3.2 million, or $0.03 per diluted share, as a result of its proposed merger with Great Western Financial Corporation (the net Great Western costs). That proposal was withdrawn on June 4, 1997. Excluding these items, earnings were $94.3 million, or $0.82 per diluted share for the second quarter 1997. First quarter 1998 net income and earnings per diluted share include an after-tax transaction-related charge (the Coast charge) of $13.7 million, or $0.12 per diluted share, associated with the acquisition of Coast Savings Financial, Inc. (Coast), which was consummated on February 13, 1998. Excluding this item, first quarter 1998 earnings were $128.0 million, or $1.09 per diluted share.

     Excluding the West Florida gain and the net Great Western costs in the second quarter of 1997 and the Coast charge in the first quarter of 1998, earnings per diluted share of $1.12 for the second quarter of 1998 were 37% above the second quarter of 1997 and 3% above the first quarter of 1998.

     Cash earnings (net income excluding the amortization of goodwill and qualifying core deposit intangibles) for the second quarter of 1998 were $147.3 million, 23% above the $119.5 million in the second quarter of 1997 and 23% above the $120.1 million in the first quarter of 1998. On a diluted share basis, second quarter 1998 cash earnings were $1.20 per share, 14% above the $1.05 per share in the second quarter of 1997 and 18% above the $1.02 per share in the first quarter of 1998.

     Return on average equity (ROE) for the second quarter of 1998 was 16.5%, compared to 19.3% in the second quarter of 1997 and 15.9% in the first quarter of 1998. Excluding the items mentioned above, ROE was 15.9% in the second quarter of 1997 and 17.8% in the first quarter of 1998.

     For the first six months of 1998, the company's net income was $251.6 million, compared to $218.7 million in the first six months of 1997. Excluding the Coast charge, net income for the first six months of 1998 was $265.3 million. This compares to net income of $187.9 million in the first six months of 1997, excluding the West Florida gain, the net Great Western costs, and an after-tax gain of $9.5 million from the sale of the company's Arizona branches in the first quarter of 1997 (the Arizona gain).

     Earnings on a diluted share basis were $2.09 in the first six months of 1998, compared to $1.86 in the first six months of 1997. Excluding the Coast charge, earnings per diluted share were $2.20 for the first six months of 1998, while earnings for the first six months of 1997 were $1.59 per diluted share, without the West Florida and Arizona gains, and the net Great Western costs.

     ROE for the first six months of 1998 was 16.4%, compared to 18.3% for the first six months of 1997. Excluding the items mentioned above, ROE for the first six months of 1998 was 17.2%, compared to 15.9% for the first six months of 1997.

RESULTS OF OPERATIONS

NET INTEREST INCOME

     Net interest income totaled $356.7 million for the second quarter of 1998, compared to $308.1 million for the second quarter of 1997, and $340.9 million in the first quarter of 1998. The increase in net interest income was a result of an increase in interest-earning assets due to the Coast acquisition and a wider net interest margin.

     In the second quarter of 1998, the average net interest margin was 2.80%, compared to 2.66% in the second quarter of 1997, and 2.77% in the first quarter of 1998.

NONINTEREST INCOME

     Noninterest income was $86.6 million in the second quarter of 1998, a decrease of $25.2 million, or 23%, from the $111.8 million reported in the year ago quarter and an increase of $5.3 million, or 7%, from the $81.3 million reported in the first quarter of 1998. Noninterest income for the first six months of 1998 was $167.8 million, compared to $200.7 million in the first six months of 1997.

     Excluding the West Florida gain, noninterest income was $70.2 million in the second quarter of 1997. Excluding the West
Florida and the Arizona gains, noninterest income in the first six months of 1997 was $143.1 million.

GAIN ON SALE OF LOANS

     During the second quarter of 1998, the company had a gain on the sale of loans of $12.8 million, compared to gains of $6.1 million and $11.8 million in the second quarter of 1997 and first quarter of 1998, respectively. The increased gain on sale resulted from the funding and sale of a greater number of fixed rate residential loans. During the second quarter of 1998, the company funded $2.2 billion of single family residential mortgage loans, 63% of which were fixed rate loans originated for sale.

BANKING AND OTHER FEE INCOME

     During the second quarter of 1998, banking and other fee income (banking and other retail service fees and other fee income) reached $53.6 million, compared to $45.6 million in the second quarter of 1997 and $46.9 million in the first quarter of 1998. Total banking and other fee income in the second quarter of 1998 reflects higher banking and loan fees as a result of the addition of the Coast customer base to the existing Home Savings network and increased fee income from the sales of nondeposit products by Griffin Financial Services (Griffin). In the second quarter of 1998, Griffin core sales set a new milestone as the average daily volume reached $5.8 million, compared to $3.6 million in the second quarter of 1997. At June 30, 1998, Griffin had approximately $1.5 billion in mutual funds and annuities under management, compared to $915 million at June 30, 1997.

SERVICING INCOME

     The decrease in second quarter 1998 servicing income of $5.1 million compared to the first quarter of 1998 was due to a reclassification as a result of conforming the accounting for the Coast servicing portfolio to the company's methodology. Had the accounting for the Coast servicing portfolio been conformed in the first quarter of 1998, servicing income would have been $4.4 million lower, while net interest income would have been higher by approximately the same amount.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses (G&A) were $200.0 million in the second quarter of 1998, compared to $180.5 million in the second quarter of 1997 and $193.5 million in the first quarter of 1998. G&A in the first quarter of 1998 exclude the pre-tax Coast charge of $23.2 million related to the closure and consolidation of certain Coast and Home Savings branches, certain conversion costs and customer retention and marketing programs. The increase in G&A reflects the additional expenses associated with the acquired Coast branch network.

G&A for the first six months of 1998, excluding the pre-tax Coast charge, were $393.6 million, compared to $367.2 million in the first six months of 1997. During the second quarter of 1998, the company realized substantially all of the expected cost savings from the Coast acquisition.

     The efficiency ratio -- G&A as a percentage of net interest income, loan servicing and other fee income -- excluding the pre-tax Coast charge in the applicable periods, was 46.9% in the second quarter of 1998, compared to 48.7% and 47.3% in the second quarter of 1997 and the first quarter of 1998, respectively. For the first six months of 1998, the company's efficiency ratio was 47.1%, compared to 48.9% for the first six months of 1997.

CREDIT COSTS/ASSET QUALITY

     Total credit costs (provision for loan losses of $784,000 and expenses for the operations of foreclosed real estate of $7.6 million) continued their improving trend, dropping by 48% from the first quarter of 1998 and 79% from the second quarter of 1997. Credit costs were $8.4 million during the second quarter of 1998, compared to $39.9 million during the second quarter of 1997 and $16.1 million in the first quarter of 1998. Net loan charge-offs for the 1998 second quarter totaled $9.6 million, compared to $17.4 million in the second quarter of 1997 and $12.5 million in the first quarter of 1998. Approximately $5.2 million of the second quarter 1998 charge-offs were from previously established specific reserves.

     During the second quarter, nonperforming assets declined by $59.0 million, to $644.2 million, and were 1.22% of total assets at June 30, 1998, compared to $690.5 million, or 1.45%, at June 30, 1997, and $703.2 million, or 1.29%, at March 31, 1998. Loans classified as troubled debt restructurings (TDRs) were $262.5 million at June 30, 1998. The ratio of nonperforming assets and TDRs to total assets was 1.72% at June 30, 1998, compared to 1.90% at June 30, 1997.

     At June 30, 1998, the allowances for loan losses and foreclosed real estate were $471.9 million and $9.4 million, respectively. The ratio of allowances for losses to nonperforming assets equaled 73.6% at June 30, 1998, compared to 57.8% at June 30, 1997 and 68.8% at March 31, 1998.

LOAN FUNDINGS

     In the second quarter of 1998, the company funded $2.9 billion in loans compared to $1.4 billion and $2.2 billion in the second quarter of 1997 and first quarter of 1998, respectively.

     The company funded $2.6 billion of residential mortgage loans in the second quarter of 1998, compared to $1.1 billion in the year-ago quarter and $1.9 billion in the first quarter of 1998. All mortgage loans were funded through the company's retail franchise.

     The company also funded $303.6 million in consumer loans during the second quarter of 1998, compared to $224.4 million in the second quarter of 1997, and $248.3 million in the first quarter of 1998. In June 1998, the company funded $108.6 million in consumer loans, its highest month ever. The consumer loan portfolio totaled $1.3 billion at June 30, 1998.

CAPITAL

     At June 30, 1998, Home Savings of America's capital ratios exceeded the regulatory requirements for well-capitalized institutions, the highest regulatory standard.

REDEMPTION OF CONVERTIBLE PREFERRED STOCK, SERIES D

     On July 16, 1998 the company announced that it is redeeming its 6% Cumulative Convertible Preferred Stock, Series D, at $51.50 per Depositary Share, plus accrued and unpaid dividends to and including the redemption date. Each Depositary Share is convertible into
2.05465 shares of the company's Common Stock at any time prior to the close of business on August 24, 1998. The redemption date is set for September 1, 1998. First Chicago Trust Company of New York will act as redemption agent.

SALE OF BRANCHES ON EAST COAST OF FLORIDA

     The sale of the company's 27 East Coast Florida branches, with $3.2 billion in deposits, was consummated on July 16, 1998 for an after-tax gain of approximately $165 million. That gain will be reflected in the third quarter 1998 results.

                               # # # #

     H.F. Ahmanson & Company, with $52.8 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer and small business banks. It operates 382 financial service centers in 2 states and 115 mortgage lending offices in 9 states.

                               # # # #

     Additional information, including monthly financial data, about
H. F. Ahmanson & Company and Home Savings of America can be retrieved by using the following service:

     Corporate News on the Net: http://www.businesswire.com/cnn/ahm.shtml

     For information regarding PC Banking, Home Loans, Investments, Insurance, Business Banking and Consumer Loans, contact:

     Home Savings Website: http://www.homesavings.com

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(dollars in thousands except per share data)

At End of Period                                     June 30, 1998      March 31, 1998     June 30, 1997
----------------                                   -----------------  -----------------  ------------------
  Total assets                                        $ 52,826,336       $ 54,519,346       $ 47,532,068
  Investment portfolio                                $    900,169       $    775,560       $    792,983
  Loans receivable and mortgage-backed
    securities (MBS)                                  $ 48,624,012       $ 50,336,028       $ 44,356,772
  ARMs included in loans receivable and MBS           $ 45,968,615       $ 47,597,009       $ 42,374,376
  Allowance for loan losses                           $    471,911       $    480,749       $    388,287
  Allowance for losses on REO                         $      9,409       $     10,676       $     25,840
  Deposits                                            $ 37,407,119       $ 38,363,249       $ 32,741,870
  Borrowings and trust capital securities             $ 10,452,820       $ 11,403,768       $ 11,192,523
  Stockholders' equity                                $  3,463,986       $  3,254,533       $  2,463,416
  Book value per common share                         $      28.65       $      27.07       $      20.35
  Tangible book value per common share                $      23.11       $      21.27       $      18.57
  Total common shares outstanding                      112,747,641        109,737,033         97,335,863

For the Three Months Ended
--------------------------
  Net interest income                                $     356,699       $    340,850       $    308,069
  Credit costs (1)                                   $       8,404       $     16,073       $     39,873
  Net income   (2)                                   $     137,330       $    114,303       $    115,656
  Net income per diluted common share (2), (4)       $        1.12       $       0.97       $       1.01
  Dividends per common share                         $        0.22       $       0.22       $       0.22
  Loans originated and purchased                     $   2,909,775       $  2,216,933       $  1,365,298

  Average Interest Rates:
    Yield on loans and MBS                                    7.46%              7.53%              7.38%
    Yield on investment portfolio                             7.18%              6.97%              6.70%
    Yield on interest-earning assets                          7.46%              7.52%              7.37%
    Cost of deposits                                          4.39%              4.45%              4.42%
    Cost of borrowings and trust capital securities           6.34%              6.34%              6.24%
    Cost of interest-costing liabilities                      4.82%              4.90%              4.86%
    Interest rate spread                                      2.64%              2.62%              2.51%
    Net interest margin                                       2.80%              2.77%              2.66%

For the Six Months Ended
------------------------
  Net interest income                                $     697,549                          $    625,688
  Credit costs (1)                                   $      24,477                          $     86,204
  Net income (3)                                     $     251,633                          $    218,749
  Net income per diluted common share (3), (4)       $        2.09                          $       1.86
  Dividends per common share                         $        0.44                          $       0.44
  Loans originated and purchased                     $   5,126,708                          $  2,528,267

  Average Interest Rates:
    Yield on loans and MBS                                    7.49%                                 7.36%
    Yield on investment portfolio                             7.07%                                 6.83%
    Yield on interest-earning assets                          7.49%                                 7.35%
    Cost of deposits                                          4.41%                                 4.40%
    Cost of borrowings and trust capital securities           6.34%                                 6.23%
    Cost of interest-costing liabilities                      4.86%                                 4.84%
    Interest rate spread                                      2.63%                                 2.51%
    Net interest margin                                       2.79%                                 2.65%

(1) Credit costs consist of provision for loan losses and the operations of REO.
(2) Net income for the three months ended March 31, 1998 would have been $128.0 million, or $1.09 per diluted share, before the Coast charge.  Net income for the three months ended June 30, 1997 would have been $94.3 million, or $0.82 per diluted share, before the West Florida gain and net acquisition costs.
(3) Net income for the six months ended June 30, 1998 would have been $265.3 million, or $2.20 per diluted share, before the Coast charge.  Net income for the six months ended June 30, 1997 would have been $187.9 million, or $1.59 per diluted share, before the Arizona and West Florida gains and net acquisition costs.
(4) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share"
    as of December 31, 1997.  SFAS No. 128 replaces primary earnings per share ("EPS") with basic EPS and fully diluted EPS with diluted EPS.  Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution of options, warrants and convertible securities.  Net income per diluted share for the three months and six months ended June 30, 1997 has been restated to reflect the adoption of SFAS No. 128.

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited) (in thousands)

Assets                                   June 30, 1998   March 31, 1998   December 31, 1997   June 30, 1997
------                                   -------------   --------------   -----------------   -------------
Cash and amounts due from banks          $   689,940      $   732,599       $   603,797        $   515,171
Federal funds sold and securities
  purchased under agreements to
  resell                                     343,000          227,600           550,200            376,100
Other short-term investments                  11,142            9,364             5,110              6,120
                                         -----------      -----------       -----------        -----------
  Total cash and cash equivalents          1,044,082          969,563         1,159,107            897,391
Other investment securities                   16,455           17,103             9,669             11,457
Investment in stock of Federal Home
  Loan Bank (FHLB)                           529,572          521,493           411,978            399,306
MBS                                       13,697,592       14,347,949        12,791,391         13,628,019
Loans receivable                          34,926,420       35,988,079        30,484,191         30,728,753
Accrued interest receivable                  234,737          245,487           194,038            203,052
Real estate held for development and
  investment (REI)                           136,836          138,237           146,518            146,845
Real estate owned held for sale (REO)        154,468          183,174           162,440            195,712
Premises and equipment                       414,868          420,017           364,626            380,917
Goodwill and other intangible assets         767,541          784,731           280,296            292,713
Other assets                                 903,765          903,513           674,498            647,903
                                         -----------      -----------       -----------        -----------
                                         $52,826,336      $54,519,346       $46,678,752        $47,532,068
                                         ===========      ===========       ===========        ===========

Liabilities, Capital Securities of Subsidiary Trust and Stockholders' Equity
----------------------------------------------------------------------------

Deposits                                 $37,407,119      $38,363,249       $32,268,375        $32,741,870
Securities sold under agreements
  to repurchase                            1,650,000        2,025,000         1,675,000          2,525,000
Other short-term borrowings                1,113,000          801,963           837,861            539,373
FHLB and other borrowings                  7,541,270        8,428,298         8,316,405          7,979,772
Other liabilities                          1,338,545        1,316,874           954,470          1,022,887
Income taxes                                 163,866          180,922            82,732            111,372
                                         -----------      -----------       -----------        -----------
  Total liabilities                       49,213,800       51,116,306        44,134,843         44,920,274
Capital securities, Series A, of
  subsidiary trust                           148,550          148,507           148,464            148,378
Stockholders' equity                       3,463,986        3,254,533         2,395,445          2,463,416
                                         -----------      -----------       -----------        -----------
                                         $52,826,336      $54,519,346       $46,678,752        $47,532,068
                                         ===========      ===========       ===========        ===========

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands except per share data)

                                                        For the Three Months Ended           For the Six Months Ended
                                                 ---------------------------------------              June 30,
                                                  June 30,       March 31,     June 30,      -------------------------
                                                    1998           1998          1997           1998          1997
                                                 -----------   -----------   -----------     -----------   -----------
Interest income:
  Loans                                          $   669,252   $   632,892   $   575,802     $ 1,302,144   $ 1,153,335
  MBS                                                261,835       256,599       259,429         518,434       527,102
  Investments                                         14,095        13,726        16,271          27,821        33,168
                                                 -----------   -----------   -----------     -----------   -----------
      Total interest income                          945,182       903,217       851,502       1,848,399     1,713,605
                                                 -----------   -----------   -----------     -----------   -----------
Interest expense:
  Deposits                                           415,547       387,895       374,187         803,442       749,326
  Short-term borrowings                               41,293        41,732        42,924          83,025        76,044
  FHLB and other borrowings                          131,643       132,740       126,322         264,383       262,547
                                                 -----------   -----------   -----------     -----------   -----------
      Total interest expense                         588,483       562,367       543,433       1,150,850     1,087,917
                                                 -----------   -----------   -----------     -----------   -----------
      Net interest income                            356,699       340,850       308,069         697,549       625,688
Provision for loan losses                                784         8,066        17,989           8,850        42,212
                                                 -----------   -----------   -----------     -----------   -----------
      Net interest income after provision
        for loan losses                              355,915       332,784       290,080         688,699       583,476
                                                 -----------   -----------   -----------     -----------   -----------
Noninterest income:
  Loss on sales of MBS                                  -             -              (74)           -              (74)
  Gain on sales of loans                              12,798        11,771         6,137          24,569        14,126
  Loan servicing income                               16,624        21,675        17,078          38,299        33,826
  Banking and other retail service fees               30,368        27,709        28,525          58,077        57,859
  Other fee income                                    23,253        19,150        17,059          42,403        33,440
  Gain on sales of retail deposit branch
    systems                                             -             -           41,610            -           57,566
  Gain on sales of investment securities                 350          -              135             350           135
  Other operating income                               3,160           989         1,322           4,149         3,783
                                                 -----------   -----------   -----------     -----------   -----------
      Total noninterest income                        86,553        81,294       111,792         167,847       200,661
                                                 -----------   -----------   -----------     -----------   -----------
Noninterest expense:
  Compensation and other employee expenses            93,958        97,698        84,368         191,656       179,836
  Occupancy expenses                                  26,389        28,692        26,647          55,081        53,359
  Federal deposit insurance premiums
    and assessments                                    7,757         6,779         6,269          14,536        12,818
  Other general and administrative expenses           71,927        83,535        63,180         155,462       121,224
                                                 -----------   -----------   -----------     -----------   -----------
    General and administrative expenses              200,031       216,704       180,464         416,735       367,237
  Net acquisition costs                                 -             -            5,475            -            5,475
  Operations of REI                                    1,173          (319)          399             854         2,258
  Operations of REO                                    7,620         8,007        21,884          15,627        43,992
  Amortization of goodwill and other
    intangible assets                                 13,914         8,883         6,447          22,797        12,837
                                                 -----------   -----------   -----------     -----------   -----------
      Total noninterest expense                      222,738       233,275       214,669         456,013       431,799
                                                 -----------   -----------   -----------     -----------   -----------
Income before provision for income taxes             219,730       180,803       187,203         400,533       352,338
Provision for income taxes                            82,400        66,500        71,547         148,900       133,589
                                                 -----------   -----------   -----------     -----------   -----------
Net income                                       $   137,330   $   114,303   $   115,656     $   251,633   $   218,749
                                                 ===========   ===========   ===========     ===========   ===========
Net income attributable to common shares:
  Basic                                          $   133,426   $   107,317   $   107,249     $   240,743   $   201,934
                                                 ===========   ===========   ===========     ===========   ===========
  Diluted                                        $   137,330   $   111,573   $   111,561     $   248,903   $   210,559
                                                 ===========   ===========   ===========     ===========   ===========
Income per common share (1):
  Basic                                          $      1.21   $      1.06   $      1.11     $      2.27   $      2.03
  Diluted                                        $      1.12   $      0.97   $      1.01     $      2.09   $      1.86

Common shares outstanding, weighted
  average (1):
    Basic                                        110,544,030   101,512,046    96,602,800     106,117,457    99,559,185
    Diluted                                      123,148,072   115,015,982   110,022,428     119,139,883   113,084,856


(1) Income per share and the weighted average common shares outstanding for the three months and six months ended
    June 30, 1997 have been restated to reflect the adoption of SFAS No. 128.

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED AVERAGE STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(in thousands)

For the Three Months Ended                             June 30, 1998     March 31, 1998     June 30, 1997
--------------------------                             -------------     --------------     -------------
  Loans receivable (1)                                  $35,918,112       $33,695,512        $31,111,587
  MBS (2)                                                13,989,423        13,600,786         14,141,655
                                                        -----------       -----------        -----------
    Total loans and MBS                                  49,907,535        47,296,298         45,253,242
  Investments                                               787,208           799,101            974,052
                                                        -----------       -----------        -----------
      Total interest-earning assets                      50,694,743        48,095,399         46,227,294
  Other assets                                            2,920,309         2,350,796          1,874,118
                                                        -----------       -----------        -----------
        Total assets                                    $53,615,052       $50,446,195        $48,101,412
                                                        ===========       ===========        ===========

  Deposits                                              $38,008,434       $35,389,912        $33,946,754
  Borrowings and trust capital securities                10,948,251        11,166,409         10,872,299
                                                        -----------       -----------        -----------
      Total interest-costing liabilities                 48,956,685        46,556,321         44,819,053
  Other liabilities                                       1,329,115         1,020,573            888,383
  Stockholders' equity:
   Preferred                                                266,093           418,897            482,500
   Common                                                 3,063,159         2,450,404          1,911,476
                                                        -----------       -----------        -----------
        Total liabilities and stockholders' equity      $53,615,052       $50,446,195        $48,101,412
                                                        ===========       ===========        ===========


For the Six Months Ended
------------------------
  Loans receivable (1)                                  $34,812,952                          $31,345,058
  MBS (2)                                                13,796,178                           14,305,395
                                                        -----------                          -----------
    Total loans and MBS                                  48,609,130                           45,650,453
  Investments                                               793,122                              978,941
                                                        -----------                          -----------
       Total interest-earning assets                     49,402,252                           46,629,394
  Other assets                                            2,637,125                            1,932,551
                                                        -----------                          -----------
             Total assets                               $52,039,377                          $48,561,945
                                                        ===========                          ===========

  Deposits                                              $36,706,407                          $34,306,517
  Borrowings and trust capital securities                11,056,729                           10,960,567
                                                        -----------                          -----------
    Total interest-costing liabilities                   47,763,136                           45,267,084
  Other liabilities                                       1,199,144                              900,229
  Stockholders' equity:
   Preferred                                                357,323                              482,500
   Common                                                 2,719,774                            1,912,132
                                                        -----------                          -----------
             Total liabilities and
                stockholders' equity                    $52,039,377                          $48,561,945
                                                        ===========                          ===========


(1) Excludes the allowance for losses.
(2) Excludes the unrealized gain/loss on MBS available for sale.